===============================================================================

                              SCHEDULE 14A
                             (Rule 14a-101)

                 INFORMATION REQUIRED IN PROXY STATEMENT

                        SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant    [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ] Confidential, For Use of the
                                                   Commission Only (as Per-
[X]  Definitive Proxy Statement                    mitted by Rule 14a-6(e)(2))

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     FOREMOST CORPORATION OF AMERICA
           (Name of Registrant as Specified in Its Charter)
-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  -----------------------------------------------------------------------------
  (2)  Aggregate number of securities to which transaction applies:

  -----------------------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  -----------------------------------------------------------------------------
  (4)  Proposed maximum aggregate value of transaction:

  -----------------------------------------------------------------------------

  (5)  Total fee paid:

  -----------------------------------------------------------------------------
[ ]   Fee paid previously with preliminary materials.
[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount previously paid:

  -----------------------------------------------------------------------------
  (2)  Form, Schedule or Registration Statement No.:

  -----------------------------------------------------------------------------
  (3)  Filing Party:

  -----------------------------------------------------------------------------
  (4)  Date Filed:

  -----------------------------------------------------------------------------

===============================================================================

                          [FOREMOST LOGO]
                        5600 BEECH TREE LANE
                 CALEDONIA TOWNSHIP, MICHIGAN 49316



                                                         March 24, 1999



Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders of Foremost Corporation of America on Thursday, April 29, 1999, at 10:30 a.m., local time. The meeting will be held at the Company's Corporate Headquarters located at 5600 Beech Tree Lane,
Caledonia Township, Michigan 49316.

  The proxy statement and enclosed form of proxy are being furnished to shareholders on or about March 24, 1999. The enclosed Proxy Statement describes the matters to be presented at the meeting.

  Whether or not you plan to attend the meeting, please date, sign and promptly return your proxy in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Your cooperation is appreciated. The mailing address of the Company's principal office is Post Office Box 2450, Grand Rapids, Michigan 49501.




                                     Richard L. Antonini
                                     Chairman, President and Chief
                                     Executive Officer






------------------------------------------------------------------------------
                             IMPORTANT

SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.
-------------------------------------------------------------------------------

                          [FOREMOST LOGO]
                        5600 BEECH TREE LANE
                 CALEDONIA TOWNSHIP, MICHIGAN 49316


              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON APRIL 29, 1999

  Notice is hereby given that the Annual Meeting of Shareholders of Foremost Corporation of America (the "Company") will be held at the Company's Corporate Headquarters located at 5600 Beech Tree Lane, Caledonia Township, Michigan 49316, on Thursday, April 29, 1999, at 10:30 a.m., local time, for the following purposes:

  (1)  To elect three directors for three-year terms expiring in 2002;

  (2) To ratify the appointment of BDO Seidman, LLP, as independent auditors for the Company for the year ending
       December 31, 1999; and

  (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

  Only shareholders of record as shown by the transfer books of the Company at the close of business on March 12, 1999, are entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment of the Annual Meeting.

  A copy of the Annual Report to Shareholders for the year ended
December 31, 1998 is enclosed with this Notice. The following Proxy Statement and enclosed form of proxy are being furnished to shareholders on or about March 24, 1999.

                           By Order of the Board of Directors

                           FOREMOST CORPORATION OF AMERICA

                           Paul D. Yared
                           SENIOR VICE PRESIDENT, SECRETARY
                           AND GENERAL COUNSEL

Caledonia Township, Michigan
March 24, 1999

-------------------------------------------------------------------------------
  YOUR VOTE IS IMPORTANT.  EVEN IF YOU PLAN TO ATTEND THE MEETING,
     PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.
-------------------------------------------------------------------------------

                  FOREMOST CORPORATION OF AMERICA

                        5600 Beech Tree Lane
                 Caledonia Township, Michigan 49316

                           April 29, 1999
                          _______________

                   ANNUAL MEETING OF SHAREHOLDERS
                          _______________

                          PROXY STATEMENT

     This Proxy Statement and the enclosed form of proxy are being furnished to holders of Common Stock, $1.00 par value, of Foremost Corporation of America (the "Company") on and after March 24, 1999, in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held on Thursday, April 29, 1999, at 10:30 a.m., local time, and any adjournment thereof. The Annual Meeting will be held at the Company's Corporate Headquarters located at 5600 Beech Tree Lane, Caledonia Township, Michigan 49316.

     The purposes of the Annual Meeting are to consider and vote upon:
(i) the election of three directors for three-year terms expiring in 2002;
and (ii) ratification of the appointment of BDO Seidman, LLP, as independent auditors for the Company for the year ending December 31, 1999. The shares represented by your proxy will be voted as specified if the enclosed proxy is duly executed and returned to the Company before the meeting. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees named in this Proxy
Statement, for ratification of BDO Seidman, LLP as the Company's independent auditors for the year ending December 31, 1999, and in accordance with the judgment of the persons named as proxies with respect to any other matter that may come before the meeting or any adjournment.
A proxy may be revoked at any time before it is exercised by written notice delivered to the Secretary of the Company or by attending the Annual Meeting of Shareholders and voting in person by ballot. For purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, all shares for which a proxy or vote is received, including abstentions and shares represented by a broker vote on any matter, will be counted as present and represented at the meeting.

  The Company's management does not know of any matter to be presented for consideration at the Annual Meeting other than the matters stated in the Notice of Annual Meeting of Shareholders. If any other matters are presented, the persons named as proxies will have discretionary authority to vote in accordance with their judgment.

                   RECORD DATE AND VOTING RIGHTS

  Holders of record of Common Stock, $1.00 par value, at the close of business on March 12, 1999, are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment of the meeting. As of March 12, 1999, 26,830,110 shares of Common Stock were outstanding, with each share entitled to one vote. Shares cannot be voted unless the shareholder is present at the meeting or represented by proxy.


                       ELECTION OF DIRECTORS
          (Proposal Number 1 on the Enclosed Proxy Card)

  The Board of Directors has nominated the following individuals for election as directors to serve for terms expiring at the Annual Meeting of Shareholders to be held in 2002:

                        Richard L. Antonini
                          Larry J. Orange
                          Joseph A. Parini

  All of the nominees are presently directors of the Company whose terms will expire at the Annual Meeting of Shareholders. The persons named as proxies intend to vote for the election of each of the named nominees. The proposed nominees are willing to be elected and to serve. In the event that a nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the substitute nominee designated by the Board of Directors. If a substitute nominee is not selected, all proxies will be voted for the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named above.

  A plurality of the shares present in person or represented by proxy and entitled to vote on the election of directors is required to elect directors. For purposes of counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as shares voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

            YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU
           VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS

                           BOARD OF DIRECTORS

     The Board of Directors currently consists of 10 directors, three of whom are standing for reelection. The Company's Articles of Incorporation provide that the Board of Directors shall be divided into three classes, with each class to be as nearly equal in number as possible. The Board of Directors intends in future years as the terms of the incumbent directors end or additional directors are added to adjust the number of directors in each class to again make each class as nearly equal in number as possible. Each class of directors serves a term of office of three years, with the term of one class expiring at the annual meeting of shareholders in each successive year.

     Biographical information is presented below for each person who either is nominated for election as a director at the Annual Meeting of Shareholders or is continuing as an incumbent director. Except as indicated, all have had the same principal positions and employment for over five years.

NOMINEES FOR ELECTION AS DIRECTORS TO TERMS EXPIRING IN 2002

     RICHARD L. ANTONINI (age 56) has been a director of the Company since 1973 and has served as Chairman of the Board since 1991. Mr. Antonini has served as the President and Chief Executive Officer of the Company since July 1986, and has been employed by the Company in various other capacities since 1969. Mr. Antonini also is a director of Old Kent Financial Corporation and Old Kent Bank, Chairman of the Board of the Mackinac Center for Public Policy and a member of the Board of Trustees of Cornerstone College. Mr. Antonini resides near Grand Rapids, Michigan.

     LARRY J. ORANGE (age 56) has been a director of the Company since 1993. Mr. Orange has served as Executive Vice President of the
Company since 1987.  Mr. Orange has been employed by Foremost
Insurance Company since 1970 and has served in various capacities since that time. Mr. Orange resides near Grand Rapids, Michigan.

     JOSEPH A. PARINI (age 67) has been a director of the Company since 1981. Mr. Parini has served as Chairman and an officer of EFW, Inc., a defense electronics firm, since January 1997. Mr. Parini served as President of Elbit Systems, Inc., a manufacturer of electronic systems for the medical and defense industries, from 1990 through 1996. Mr. Parini has served as President of Olive Tree Enterprises, a systems engineering consulting firm, since January 1997. Mr. Parini is a director of Wolverine World Wide, Inc., a manufacturer of footwear.
Mr. Parini resides near Grand Rapids, Michigan.

INCUMBENT DIRECTORS - TERMS EXPIRING IN 2000

     JOHN C. CANEPA (age 68) has been a director of the Company since 1994. Mr. Canepa has been employed as a Consulting Principal for Crowe Chizek, LLP, since November 1995. Mr. Canepa served as Chairman of the Board of Directors of Old Kent Financial Corporation from 1988 until 1995. Mr. Canepa also is a director of ThornApple Valley, Inc., a manufacturer of food products; Universal Forest Products, a manufacturer, treater and distributor of lumber products; and Laser Alignment, Inc., a manufacturer of industrial lasers. Mr. Canepa resides near Grand Rapids, Michigan.

     ARTHUR E. HALL (age 60) has been a director of the Company since 1994. Mr. Hall is a Chartered Financial Analyst by the Association of Investment Management and Research and a portfolio manager. Mr. Hall has been the sole general partner of Valarian Associates, a Nevada limited partnership which purchases, sells and holds investment securities. Mr. Hall resides in Minden, Nevada.

     RICHARD A. KAYNE (age 53) has been a director of the Company since 1994. Mr. Kayne serves as President and a director of KA Holdings, Inc., and administrative manager of Kayne Anderson Investment Management, LLC, the parent entities of the investment advisory businesses of the Kayne Anderson Investment Management Group. Mr. Kayne also serves as President and Chief Executive Officer and director of K.A. Associates, Inc., a registered broker/dealer. Mr. Kayne is a director of Glacier Water Services, Inc., a provider of drinking water services, and The Right Start, Inc., a children's products retailer. Mr. Kayne resides near Los Angeles, California.

INCUMBENT DIRECTORS - TERMS EXPIRING IN 2001

     MICHAEL DE HAVENON (age 58) has been a director of the Company since May 8, 1997. Mr. de Havenon has served since January 1997 as President of Kulen Capital Corp., a firm engaged primarily in making private investments. From 1992 to December 1996, Mr. de Havenon served as President of Merrill Lynch Capital Corporation and its predecessor, a wholly owned subsidiary of M L & Co., which structured and managed leveraged private investments. Mr. de Havenon resides in New York City.

     ROBERT M. RAIVES (age 72) has been a director of the Company since 1988. Mr. Raives is of counsel to the law firm of Gilbert, Segall and Young, LLP, of New York City since July 1997. From 1993 to July 1997, Mr. Raives was a partner in the New York City law firm of Rosenman & Colin. Mr. Raives also is a member of the United States Advisory
Board of the Zurich Insurance Company and a director of the Zurich

Holding Company of America and the American Guarantee & Liability
Insurance Company.  Mr. Raives resides in New York City.

     MICHAEL B. TARGOFF (age 54) has been a director of the Company since August 7, 1997. Mr. Targoff has served as Chairman and Chief Executive Officer of CineComm, a company involved in the satellite transmission of digital video, since May 1998. Mr. Targoff has served as Chief Executive Officer of Michael Targoff and Co., a company seeking to acquire operating control of telecommunication companies, since May 1998. From April 1996 to January 1998, Mr. Targoff served as President and Chief Operating Officer of Loral Space & Communications, Ltd., a manufacturer of satellites and a provider of satellite-based services. From April 1993 to April 1996, Mr. Targoff served as Senior Vice President of Loral Corporation, a defense electronics and telecommunications contractor. Mr. Targoff is also Director of Globalstar Telecommunications, Ltd., a worldwide satellite-based telecommunications company, and Leap Wireless International, an operator of wireless telephone systems. Mr. Targoff resides in New York City.

     F. ROBERT WOUDSTRA (age 53) has been a director of the Company since 1988. Mr. Woudstra was elected as Chief Operating Officer and Chief Financial Officer of the Company on February 25, 1999. Prior to that date, Mr. Woudstra served as Executive Vice President and Treasurer of the Company since 1987. Mr. Woudstra has been employed by Foremost Insurance Company since 1973 and has served in various capacities since that time. Mr. Woudstra resides near Grand Rapids, Michigan.


         MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1998 the Board of Directors held four regular meetings. Each of the directors attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period that each has been a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which each of them served (during the periods that each served). The Board of Directors maintains five standing committees. The committees' functions, members and number of meetings held in 1998 were:

                                                                                 NUMBER OF
                                                                                 MEETINGS
COMMITTEE      FUNCTION                                                MEMBERS    IN 1998
---------      --------                                                -------   ---------
AUDIT. . . . . The Audit Committee reviews the work of the             Messrs.       2
               independent and internal auditors and the accounting    Parini,
               principles and methods used in presenting financial     Targoff,
               results.  In addition, the Audit Committee recommends   Raives
               the independent auditors to be nominated by the Board
               for shareholder approval at the Annual Meeting of
               Shareholders.

COMPENSATION . The Committee on Executive Management and                Messrs.      1
               Compensation (the "Compensation Committee")              Canepa,
               makes recommendations to the Board of Directors          de Havenon,
               regarding management incentives and employee             Hall,
               retirement plans and recommends salary levels for        Parini
               the executive officers.  The Compensation Committee
               also reviews employee benefit programs for the Company.

EXECUTIVE. . . The Executive Committee is authorized by the             Messrs.      0
               Company's Bylaws to exercise all powers and authority    Antonini,
               of the Board of Directors in the management and affairs  Canepa,
               of the Company except to the extent that delegation is   Kayne,
               prohibited by law.  The Executive Committee may          Parini,
               consider or act upon matters requiring Board action      Woudstra
               during periods between Board meetings.  All actions of
               the Executive Committee are reviewed by the Board at the
               next meeting after the action is taken.

INVESTMENT . . The Investment Committee recommends the Investment       Messrs.      4
               Policy of the Company and reviews management's           Antonini,
               implementation of the policy.                            Canepa,
                                                                        Hall,
                                                                        Kayne,
                                                                        Woudstra

NOMINATING . . The Nominating Committee considers and proposes          Messrs.      0
               to the Board of Directors suggestions as to qualified    Canepa,
               candidates for nomination to the Board and also          Hall,
               proposes to the Board the slate of directors for         Kayne,
               submission to the shareholders at each Annual Meeting.   Targoff

     The Nominating Committee will consider nominees for election to the Board of Directors submitted by shareholders. The Company's

Articles of Incorporation provides that any shareholder of record entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice is delivered to or mailed and received at the principal executive offices of the Company not less than 120 days before the date of notice in the case of an annual meeting of shareholders, and not more than seven days following the date of notice in the case of a special meeting. Each such notice to the Secretary shall set forth:
(i) the name, age, business address and residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of capital stock of the Company which are beneficially owned by each such nominee; (iv) a statement that the nominee is willing to be nominated; and (v) such other information concerning each such nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees.


                     COMPENSATION OF DIRECTORS

     Nonemployee directors receive a base retainer fee of $15,500 per year, plus $800 for each Board or committee meeting attended. If more than one meeting was held on the same day, the director received $800 for the first meeting and $400 for each subsequent meeting held that day. The Company also reimbursed its directors for travel, lodging and related expenses they incurred in attending Board and committee meetings. Directors who also are employees of the Company or any of its subsidiaries receive no annual retainer and are not compensated for attendance at Board or committee meetings.

     In 1988, the Company adopted a pension plan for nonemployee directors who have served a minimum of five years. Under the plan, a retired director is paid an amount equal to 50% of the current annual directors' retainer fee for a period of years equal to the number of years served as a director, subject to a maximum of 10 years. On December 8, 1994, the Board adopted a resolution to terminate the pension plan; however, accrued benefits will be preserved for eligible directors even though no additional years of eligibility will accrue after May 1995.

     In 1995, the Company adopted and the shareholders approved a restricted stock plan for the Company's non-employee directors. Under the plan, the non-employee directors may elect to receive shares of the Company's common stock in lieu of their annual retainer fees. The shares are issued at market value and are registered in the name of the non-employee director, who has all of the rights of a shareholder, subject to transfer restrictions until the shares vest. Vesting occurs upon the completion of the non-employee director's term.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as to each person or entity known to the Company to have been the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock as of March 12, 1999 (except as noted in the footnotes):

                                   AMOUNT AND NATURE
                                     OF BENEFICIAL
                                       OWNERSHIP
                                   -----------------
                                        SHARES              PERCENT
NAME AND ADDRESS                     BENEFICIALLY              OF
OF BENEFICIAL OWNER                      OWNED              CLASS<Fa>
-------------------                -----------------        --------
Richard A. Kayne                      3,756,035<Fb>          14.00%
Kayne Anderson Investment
Management, Inc.
 1800 Avenue of the Stars
 Suite 200
 Los Angeles, California 90067

Albert O. Nicholas                    3,087,331<Fc>          11.52%
Nicholas Company, Inc.
Nicholas Fund, Inc.
 700 North Water Street
 Milwaukee, Wisconsin 53202

Cortland Associates, Inc.             2,458,671<Fd>           9.16%
 8000 Maryland Avenue, Suite 730
 St. Louis, Missouri 63105

Arthur E. Hall                        2,089,350<Fe>           7.79%
 1726 Cedar Wood Drive
 Minden, Nevada 89428

Bank One Corporation                  1,400,578<Ff>           5.22%
 One First National Plaza
 Chicago, Illinois 60670
________________

<Fa> The percent of class is based upon 26,830,110 shares of the
     Company's Common Stock outstanding on March 12, 1999.

<Fb> According to information provided to the Company by Richard A.
     Kayne, the shares are held as follows:  997,494 shares are held

                                      -8-

     by Richard A. Kayne; 4,500 shares are held by KA Associates, Inc., a Nevada corporation ("KA"); 14,325 shares are held by Kayne Anderson Investment Management, Inc., a Nevada corporation ("KAIM, Inc."); 46,275 shares are held by KAIM Non-Traditional, L.P., a California limited partnership ("KAIM N-T, LP"); 2,692,583 shares are held by investment partnerships and other accounts managed by KAIM N-T, LP, as investment adviser; and 858 shares are held by accounts managed by Kayne Anderson Investment Management, LLC, a California limited liability company ("KAIM, LLC"), as investment adviser. Mr. Kayne is the president and majority stockholder of KA Holdings, Inc., a California corporation, which is the sole stockholder of KAIM, Inc. KAIM, Inc., is the general partner of KAIM N-T, LP. Mr. Kayne is also the administrative manager and majority member of KAIM, LLC and the majority stockholder, President, Chief Executive Officer and a director of KA, a registered broker/dealer. As a result of his positions and ownership, Mr. Kayne has shared voting and dispositive power with KAIM, Inc., over 14,325 shares; with KAIM N-T, LP, over 2,738,858 shares; with KAIM, LLC, over 858 shares; and with KA over 4,500 shares. Mr. Kayne claims beneficial ownership of the shares held by him directly, 10,743 of the shares held by KAIM, Inc., 2,912 of the shares held by KA, and 88,335 of the shares held by KAIM N-T, LP, for the investment partnerships, which shares represent Mr. Kayne's direct investment interest in such investment entities. Mr. Kayne disclaims beneficial ownership as to all other shares.

<Fc> According to Amendment No. 7 to Schedule 13G dated January 25,
     1999, of Nicholas Company, Inc., an investment adviser registered under the Investment Advisers Act of 1940, Nicholas Company, Inc. claims sole dispositive power over 3,087,331 shares. Nicholas Fund, Inc., an open-end management investment company registered under the Investment Company Act of 1940, claims sole voting power over 2,741,131 of such shares, and Albert O. Nicholas, Chief Executive Officer, Chairman, director and majority shareholder of Nicholas Company, Inc., claims sole voting and dispositive power over 46,500 of such shares. Mr. Nicholas may be deemed to be the beneficial owner of the other reported shares.

<Fd> According to Schedule 13G dated February 23, 1999, Cortland
     Associates, Inc. ("Cortland"), an investment advisory firm registered under the Investment Advisers Act of 1940, claims sole dispositive power over 2,251,833 shares held by investment advisory clients and sole voting power over 31,525 of such shares. Cortland claims shared voting power over 415,125 of such shares with Cortland's clients who beneficially own the 2,251,833 shares. Various principals of Cortland own directly or beneficially 206,838 additional shares.

                                      -9-

<Fe> According to information provided to the Company by Arthur E.
     Hall, the shares are held as follows: Valarian Associates, a Nevada limited partnership, owns 1,200,000 shares; Hallco, Inc., a Nevada corporation, owns 373,350 shares; A. E. Hall and Company, Money Purchase Plan, a qualified retirement plan ("Plan"), owns 195,000 shares; Hall Family Foundation, a Nevada nonprofit corporation, owns 187,500 shares; and Joanne Ginn Hall Trust, a revocable trust ("Trust"), owns 133,500 shares. Due to his positions as (i) the sole general partner of Valarian Associates, (ii) the President and majority stockholder of Hallco, Inc., (iii) the sole trustee and beneficiary of the Plan,
     (iv) the Chairman of the Hall Family Foundation and (v) one of two trustees of the Trust, Mr. Hall claims sole voting and dispositive power over 2,089,350 shares.

<Ff> According to Amendment No. 11 to Schedule 13G, dated February 1,
     1999, Bank One Corporation beneficially owns 1,400,578 shares, claiming sole voting power over 1,400,578 shares, sole dispositive power over 1,382,086 shares and shared dispositive power over 2,667 shares.

                  SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of March 12, 1999, by each of the Company's directors and nominees for director, each named executive officer and all of the Company's directors and executive officers as a group:

                                   AMOUNT AND NATURE OF
                                BENEFICIAL OWNERSHIP <Fa>
                         ---------------------------------------
                            SOLE        SHARED
                         VOTING AND    VOTING OR      TOTAL        PERCENT
NAME OF                  DISPOSITIVE  DISPOSITIVE   BENEFICIAL       OF
BENEFICIAL OWNER          POWER <Fb>   POWER <Fc>  OWNERSHIP <Fb>  CLASS <Fd>
----------------         -----------  ------------ --------------  ----------
Richard L. Antonini         950,110       5,385      955,495        3.40%
John C. Canepa                3,642          --        3,642            *
Michael de Havenon           10,000          --       10,000            *
Arthur E. Hall            2,089,350          --    2,089,350        7.44%
Jack J. Hannigan            216,478          --      216,478            *
David A. Heatherly          107,820          --      107,820            *
Richard A. Kayne            997,494   2,758,541    3,756,035       13.37%
Larry J. Orange             156,187       6,049      162,236            *
Joseph A. Parini              6,378          --        6,378            *
Robert M. Raives                 --          --           --           --
Michael B. Targoff          243,384          --      243,384            *
F. Robert Woudstra           87,686          --       87,686            *
All directors and
  executive officers
  as a group              4,950,683   2,770,155    7,720,838       27.49%
______________________

<F*> Less than 1%

<Fa> The number of shares stated are based on information provided by each person listed and include shares personally owned of record by the person and shares which, under applicable regulations, may be considered to be otherwise beneficially owned by the person.

<Fb> These numbers include shares that may be acquired through the exercise of stock options granted under the Company's Non-Qualified Stock Option Plan within 60 days after March 12, 1999. The number of shares subject to stock options for each person is shown below:


                                      -11-

          Mr. Antonini  . . . . . . . . . . . .      691,800
          Mr. Hannigan. . . . . . . . . . . . .      188,250
          Mr. Heatherly . . . . . . . . . . . .       90,650
          Mr. Orange  . . . . . . . . . . . . .      149,250
          Mr. Woudstra  . . . . . . . . . . . .       69,250
          All directors and executive
           officers as a group. . . . . . . . .    1,254,400

<Fc> These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right and shares held by spouses, children or other relatives over whom the listed person may have substantial influence by reason of relationship. For a description of the beneficial ownership of shares claimed by Messrs. Kayne and Hall, see footnotes (b) and
     (e) under "Security Ownership of Certain Beneficial Owners."

<Fd> Percent of Class is based upon the 26,830,110 shares of the
     Company's Common Stock outstanding on March 12, 1999, plus the 1,254,400 shares represented by options which may be exercised within 60 days of that date.


                       EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows certain information concerning the compensation earned during each of the three fiscal years in the period ended December 31, 1998, by the Chief Executive Officer of the Company and each of the Company's four most highly compensated executive officers who served in positions other than Chief Executive Officer (the "named executive officers") at the end of the last completed fiscal year.

                     SUMMARY COMPENSATION TABLE
                                               ANNUAL COMPENSATION      LONG-TERM COMPENSATION
                                               -------------------      ----------------------
                                                                          AWARDS      PAYOUTS
                                                                        ----------    -------           ALL
                                                                        SECURITIES                     OTHER
     NAME AND                                                           UNDERLYING     LTIP            COMPEN-
PRINCIPAL POSITION            YEAR          SALARY<Fa>       BONUS<Fa>   OPTIONS     PAYOUTS<Fb>      SATION<Fc>
------------------            ----          ---------        --------   ----------   ----------       ----------
Richard L. Antonini           1998        $   604,866      $   267,975   750,000     $   318,161      $   60,838
President and Chief           1997            563,196          302,324        --         408,318          71,283
Executive Officer             1996            563,196           74,342        --         168,960          71,083

F. Robert Woudstra            1998        $   229,512      $    85,837    25,000     $    97,768      $   27,056
Chief Operating Officer and   1997            218,544           99,722        --         126,756          32,594
Chief Financial Officer       1996            218,544           24,521        --          59,007          32,394

John J. Hannigan              1998        $   227,580      $    85,115    15,000     $    98,713      $   26,882
Executive Vice President      1997            222,732          101,633        --         129,185          31,891
                              1996            222,732           24,991        --          60,138          31,691

David A. Heatherly            1998        $   256,668      $    95,994    25,000     $   106,545      $   29,500
Executive Vice President      1997            249,996          104,198        --         133,314          34,341
                              1996            219,780           24,659        --          59,340          30,817

Larry J. Orange               1998        $   200,724      $    75,071    15,000 $        86,397      $   24,465
Executive Vice President      1997            194,172           88,601        --         112,619          30,361
                              1996            194,172           21,786        --      5    2,426          30,161
_________________________

<Fa> Includes any amounts the named executive officer may have deferred under the Company's 401(k) Savings Plan and non-qualified deferred compensation plans.

<Fb> These amounts represent the value of awards made to the named executive officers under the Company's Long-Term Incentive Plan ("LTIP"). The amounts include the value of Company Common Stock and cash awarded. The Employment Agreements covering the named executive officers provide for guaranteed payouts under the LTIP at certain levels. For years commencing with 1993, the named executive officers have agreed to waive the guaranteed award under the LTIP, except in the event of the change in control of the Company or termination of employment.



                                      -13-

<Fc> The compensation listed in this column for 1998 consisted of:
     (i) Company contributions to the accounts of the named executive officers under the Company's 401(k) Savings Plan as follows:
     $6,400 each for Messrs. Antonini, Hannigan, Woudstra, Heatherly and Orange; and (ii) Company contributions to the accounts of the named executive officers under the Company's defined contribution plans as follows: $54,438 for Mr. Antonini, $20,482 for Mr. Hannigan, $20,656 for Mr. Woudstra, $23,100 for Mr. Heatherly and $18,065 for Mr. Orange.

STOCK OPTIONS

     The Company's stock option plans are administered by the Compensation Committee of the Board of Directors which has authority to determine the individuals to whom and the terms upon which options will be granted, the number of shares to be subject to each option and the form of consideration that may be paid upon the exercise of an option.

     The following table sets forth information regarding stock options granted to the Chief Executive Officer and the named executive officers during the fiscal year ended December 31, 1998:

                   OPTIONS GRANTS IN LAST FISCAL YEAR
                                                  INDIVIDUAL GRANTS
                             ----------------------------------------------------------
                                           PERCENT OF
                                             TOTAL
                               NUMBER OF    OPTIONS
                              SECURITIES   GRANTED TO
                              UNDERLYING   EMPLOYEES    EXERCISE
                               OPTIONS     IN FISCAL    PRICE PER         EXPIRATION            GRANT DATE
      NAME                     GRANTED        YEAR        SHARE              DATE             PRESENT VALUE<Fa>
--------------------          ----------   ----------   ---------         ----------          -----------------
Richard L. Antonini           750,000<Fb>     88.86%   $     24.00      February 23, 2008      $   830,546
F. Robert Woudstra             25,000<Fc>      2.96%         24.25         April 30, 2008          226,500
John J. Hannigan               15,000<Fc>      1.78%         24.25         April 30, 2008          135,900
David A. Heatherly             25,000<Fc>      2.96%         24.25         April 30, 2008          226,500
Larry J. Orange                15,000<Fc>      1.78%         24.25         April 30, 2008          135,900
_____________________

<Fa>A variation of the Black-Scholes method was used for Mr.
    Antonini's grant to account for the $48.00 stock price condition described in footnote (b) below. The following assumptions were

                                      -14-

    used for the value of Mr. Antonini's grant: time of exercise of five years, volatility of 17.96% and a risk-free rate of return of 5.59%. For the other grants, the Black-Scholes method was used and the following assumptions were used for the value of the grants: time of exercise of eight years, volatility of 26.77%, a risk-free rate of return of 5.82% and a 1.48% dividend yield.

<Fb> On February 23, 1998, the Company granted Mr. Antonini an option to purchase 750,000 shares of Common Stock pursuant to the Stock Option Plan of 1998. The option price is $24.00 per share.
     Except for certain limited circumstances described below, Mr. Antonini cannot exercise the option unless the closing price of the Company's Common Stock equals or exceeds $48.00 per share for at least 10 trading days on or before February 23, 2003. Mr. Antonini also may exercise the option, regardless of whether the $48.00 per share stock price condition is met, if the Company terminates Mr. Antonini's employment without "cause," if Mr. Antonini terminates his employment "for good reason" or in the event of a "change in control" of the Company.

<Fc> On April 30, 1998, the Company granted options to purchase shares of the Company's Common Stock over a 10-year period. Executive officers of the Company are entitled to exercise their options at a price determined by the Compensation Committee, which was the fair market value of Common Stock on April 30, 1998. Options terminate, subject to certain limited exercise provisions, in the event of death or termination of employment.

     The following table sets forth information regarding stock options exercised by the named executive officers during the fiscal year ended December 31, 1998:

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                 AND FISCAL YEAR-END OPTION VALUES
                                                   NUMBER OF             VALUE OF UNEXERCISED
                      NUMBER                SECURITIES UNDERLYING            IN-THE-MONEY
                     OF SHARES               UNEXERCISED OPTIONS              OPTIONS AT
                     ACQUIRED              AT FISCAL YEAR-END<Fa>        FISCAL YEAR-END<Fb>
                        ON       VALUE    -------------------------  ----------------------------
     NAME            EXERCISE   REALIZED  EXERCISABLE UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
-------------------  --------   --------  ----------- -------------  -----------    -------------
Richard L. Antonini   63,300    $864,911    691,800      750,000     $  7,462,083      $    0
F. Robert Woudstra    13,500     187,880     76,500       25,000          659,120           0
John J. Hannigan      25,800     359,059    184,500       15,000        2,227,887           0
David A. Heatherly    31,325     451,501     84,400       25,000          837,090           0
Larry J. Orange           --          --    165,300       15,000        1,919,714           0
_____________________

<Fa> The Company's Non-Qualified Stock Option Plans authorize grants for a total of 3,900,000 shares, of which 399,915 shares remain available for grants under the plans. As of March 12, 1999, the aggregate number of options granted and outstanding was 2,449,300. The exercisable column includes all options vested as of December 31, 1998.

<Fb>  Value of Unexercised In-the-Money Options is based on $20.50, the fair market value of the Company's Common Stock on December 31, 1998.

<Fc> In the event of a dissolution or liquidation of the Company, the options will terminate on a date to be fixed by the Compensation Committee which shall not be less than 30 days following notice to the named executive officers of such date, and the named executive officers shall be entitled to exercise all options (including unvested options) during such period following the notice. In the event of a merger or consolidation in which the Company is not the surviving corporation, a sale of all or substantially all of the assets of the Company or a sale, pursuant to an agreement with the Company, of securities of the Company as a result of which the Company becomes a wholly owned subsidiary of another company (a "Reorganization Event"), all outstanding options shall become immediately exercisable for a period to be determined by the Compensation Committee which shall not be less than 30 days following notice to the named executive officers of such date unless the agreement respecting such Reorganization Event specifically provides for the continuation or conversion of such options, in which case such options shall be exercisable in accordance with the terms of such agreement.

LONG-TERM INCENTIVE AWARDS

     The Company has established an LTIP pursuant to which the Company may award cash and shares of restricted stock to plan participants conditioned upon the achievement of certain corporate goals over a three-year performance period. The following table sets forth certain information concerning awards of long-term compensation to the named executive officers during the last fiscal year:

                  LONG-TERM INCENTIVE PLAN-AWARDS
                        IN LAST FISCAL YEAR
                      NUMBER OF  PERFORMANCE
                       SHARES,     OR OTHER       ESTIMATED FUTURE PAYOUTS UNDER
                        UNITS    PERIOD UNTIL     NON-STOCK PRICE-BASED PLANS<Fc>
                      OR OTHER    MATURATION     ---------------------------------
       NAME           RIGHTS<Fa> OR PAYOUT<Fb>   THRESHOLD    TARGET       MAXIMUM
-------------------   ---------  -------------   ---------    ------       -------
Richard L. Antonini     10,864    3 years        $ 153,300  $ 306,600    $ 459,900
F. Robert Woudstra       3,338    3 years           47,000     94,000      141,000
John J. Hannigan         3,371    3 years           46,000     92,000      138,000
David A. Heatherly       3,638    3 years           52,000    104,000      156,000
Larry J. Orange          2,950    3 years           40,800     81,600      122,400
__________________

<Fa> The LTIP provides for awards based on the Company's return on shareholders' equity ("ROE") over three-year periods. A new three-year plan starts each year with a ROE goal set for the next three-year period. The number in the table represents the number of shares of Common Stock awarded in January of 1999 for the three-year plan 1996 through 1998. The value of the LTIP awards, including the value of the shares based on the market value of the Company's Common Stock at year-end 1998 as well as amounts paid in cash, are included in the Summary Compensation Table.

<Fb> LTIP awards are determined and paid after the end of each three-
     year period, and the participant must be employed by the Company at the end of the applicable three-year period. Although awards are fully vested upon issuance, Common Stock issued is restricted for resale during an additional three-year period after payment. However, in the event of termination of employment, the resale restriction lapses. The participant is entitled to dividends and may vote the shares of Common Stock awarded under the LTIP.

<Fc> The Estimated Future Payouts column includes the ranges of annual payments that could be earned depending on the ROE result over a


                                      -17-

     three-year performance period. The above estimate is based on 1998 salary level. The actual payout is based on a percentage of the participant's average annual base salary over the three-year period. Awards made under the LTIP to the named executive officers are included in the Summary Compensation Table. Except as noted below, no awards are paid under the LTIP unless the ROE equals or exceeds the Threshold ROE. The award is paid 70% in Common Stock of the Company and 30% in cash. The number of shares paid is determined by multiplying the actual payout by 70% and dividing that product by the market value of the Common Stock on December 31 of the third year of the applicable three-year period. However, under Employment Agreements between the named executive officers and the Company, the named executive officers' payments under the LTIP could be greater than the payment based on the actual ROE in the event of a change in control of the Company or termination of the executive, in which case the named executive officer would be entitled to no less than a minimum payout.

MONEY PURCHASE PENSION AND 401(K) SAVINGS PLANS

     The Company has a tax-qualified defined contribution Money Purchase Pension Plan and a Profit-Sharing Retirement Savings Plan (the "Pension Plan") for all full-time employees after they have completed one year of service. The Pension Plan serves as a retirement income program for longer service employees. The contribution to the Pension Plan in 1998 was equal to 9%, less forfeitures, of the base salary of all eligible employees. Employees become 30% vested after three years and become vested an additional 10% after four years and an additional 20% per year thereafter. All of the named executive officers are 100% vested under the Pension Plan. Distributions are made pursuant to the Pension Plan only upon the termination of employment, retirement or death of the employee. Named executive officers participate on the same basis in the Pension Plan as other employees.

     The Company maintains a 401(k) Savings Plan (the "Savings Plan") for all full-time employees after they have completed one year of service. In 1998, the Savings Plan provided for a Company-paid matching contribution of $1.00 for each $1.00 of employee elective contributions of the first 3% of the employee's eligible compensation and $0.50 for each $1.00 of employee elective contribution, for the next 2% of the employees' eligible compensation. Elective contributions also are limited by the Internal Revenue Code of 1986, as amended (the "Code"), to an annual limit (indexed), which was $9,600 for 1998. The funds in the Pension Plan and Savings Plan are invested in equity (other than the Company's stock) and bond funds at the election of the participant. The Company-paid matching contributions under the Savings Plan become 100% vested immediately upon contribution. The Savings Plan balances generally are paid at the participant's termination of employment or retirement. Under the Savings Plan, a participant may request a loan against his or her Savings Plan balance for certain defined purposes. The Company-paid contributions for the named executive officers under the Pension Plan and Savings Plan are reflected in the Summary Compensation Table and noted at footnote (c) to said table.


RETIREMENT SUPPLEMENT PLAN

     The Company's non-qualified Retirement Supplement Plan ("SERP") provides a participant with retirement income equal to a percentage of the participant's Final Average Earnings (defined as the participant's average base salary for the highest three of the last five years of employment). The participant is eligible for early retirement at 55 years of age provided the participant has a minimum of 10 years of service with the Company or after 20 years of service regardless of the participant's age at the time of retirement. The annual retirement income payable under the SERP is a percentage of the participant's Final Average Earnings determined by reference to the participant's age and length of service with the Company. The maximum percentage is 60%, and is available for those participants who have at least 20 years of service with the Company and are at least 65 years of age at retirement. For those participants who have not attained 20 years of service and have not reached the age of 65 at retirement, the 60% maximum is reduced by two percentage points for each year of service less than 20 years and one percentage point for each year that the retirement age is less than 65. The following table shows examples of income under the SERP (before taking into account any offset of amounts paid under the Pension Plan, at the date of the participant's retirement as described below) assuming an eligible participant retires at age 65:

                  RETIREMENT SUPPLEMENT PLAN TABLE
                                                YEARS OF SERVICE
                                         -----------------------------
FINAL AVERAGE EARNINGS                   10 YEARS  15 YEARS 20 OR MORE
----------------------                   --------  -------- ----------
     $200,000 . . . . . . . . . . . . .  $  80,000 $100,000  $120,000
      300,000 . . . . . . . . . . . . .    120,000  150,000   180,000
      400,000 . . . . . . . . . . . . .    160,000  200,000   240,000
      500,000 . . . . . . . . . . . . .    200,000  250,000   300,000
      600,000 . . . . . . . . . . . . .    240,000  300,000   360,000
      700,000 . . . . . . . . . . . . .    280,000  350,000   420,000

     For the named executive officers, the covered compensation is reported in the "Salary" column of the Summary Compensation Table and estimated credited years of service are as follows: Mr. Antonini - 29 years; Mr. Woudstra - 26 years; Mr. Hannigan - 15 years; Mr. Heatherly
- 15 years; and Mr. Orange - 29 years.

     The Company's obligation under the SERP, however, is offset by the amount vested in the participant's Pension Plan Account (but excluding any amounts attributable to the Savings Plan). No deduction is made for Social Security benefits. In the event that the Participant's Pension Plan Account (excluding any amounts attributable to the Savings Plan) will not provide the eligible level of retirement income, the SERP will make up the shortfall.

     The SERP also provides certain benefits payable in the event of death, disability, involuntary termination without cause (after 20 years of service or 10 years of service and at least three years as a SERP participant) or termination of employment within 12 months following a "change in control." A "change in control" is defined in the SERP as: a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement, other than an acquisition of control by the Company or any employee benefit plan maintained by the Company; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Company or an employee benefit plan maintained by the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company (whether or not such person is a member of a group that is deemed to be a single person under Section 13(d)(3) of the Exchange Act and whether or not other members of such group previously had been the beneficial owner of some or all of such securities), (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof (unless the election or nomination for election by the Company's shareholders of each new director was approved by a vote of at least 2/3 of the directors then still in office who were directors at the beginning of the period) or (iii) all or substantially all of the assets of the Company are liquidated, sold or distributed.

     A "change in control" benefit is calculated in the same manner as a normal retirement benefit under the SERP, except that no reduction is made for years of service less than 20 nor age less than 65. No payment can be made under the SERP upon a "change in control" which would constitute an "excess parachute payment" in accordance with
Section 280G of the Code. Notwithstanding the above, the benefits due under the SERP may be supplemented for certain executive officers pursuant to the terms of the Employment Agreements described below.

     The benefits under the SERP, if any, are paid in the form of an annuity, except that the SERP provides for cash lump sum payments in the event of death, retirement, involuntary termination without cause or termination of employment within 12 months following a change in control.

EXECUTIVE STOCK PURCHASE PLAN

     On January 8, 1980, Mr. Antonini, the Company's President, Chief Executive Officer and Chairman of the Board, purchased from the Company 30,000 shares of its Common Stock. The purchase was made pursuant to requirements established by the Board of Directors upon the recommendation of the Compensation Committee. The fair market value of the stock on the date of purchase was $15.50 per share, for an aggregate of $465,000. The purchase price was $1.00 per share, for an aggregate of $30,000, and a bargain element of $14.50 a share, for an aggregate of $435,000, which must be paid by Mr. Antonini to the Company when he sells the stock, terminates employment or reaches age
60. The stock is restricted as to its transferability, and the Company has retained a right of first refusal to purchase the stock. On June 17, 1983, the Company exercised its right of first refusal and purchased 8,000 shares from Mr. Antonini at the then current market price of $52.00 for an aggregate purchase price of $416,000. Mr. Antonini paid the Company $116,000 of that amount for the bargain element. Adjusting the above for the 1983 three-for-two and 1998 three-for-one stock splits, 99,000 shares are subject to the executive stock purchase plan for Mr. Antonini. The adjusted bargain element is $3.223 per share, for an aggregate amount of $319,000 remaining to be paid.


          EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                  AND CHANGE-IN-CONTROL AGREEMENTS

   Effective January 1, 1990, the Company entered into employment agreements (the "Employment Agreements") with the five named executive officers. The Employment Agreements provide for a period of employment continuing until the third anniversary of any change in control. The definition of change in control used in the Employment Agreements is the same as is contained in the SERP as described above. The Employment Agreements specify that the then current base salary of the named executive officers (set forth in the Summary Compensation Table) plus increases in base salary comparable to those awarded in the ordinary course of business to other key executives will be maintained through the term. The Employment Agreements provide that the named executive officers continue to receive benefits at current levels and bonuses under the Company's employee benefit plans, with bonus payouts guaranteed at certain levels in the event of a change in control or the termination of the executive's employment.

   If any of the named executive officers, other than Mr. Antonini, is terminated without "cause" (as defined in the Employment Agreements) or resigns as a consequence of the Company's "substantial breach" (generally, a failure to pay compensation due, a relocation of the executive or a failure to secure assumption of the Employment Agreement by a successor), then the executive will be entitled to, among other things, continuation of salary, bonus and benefits through the end of the term (not in excess of three years), and payment of all amounts due under benefit plans (including the SERP) without regard to any limit intended to avoid "excess parachute payments" within the meaning of Section 280G of the Code. Further, in the event any payments under the Employment Agreements or any other benefit plan constitute excess parachute payments, the executives will be reimbursed for any excise taxes payable under the Code. The named executive officers, other than Mr. Antonini, are obligated to make reasonable efforts to mitigate damages by seeking comparable employment, and amounts received from a successor employer will reduce the salary and benefits owed to the executive by the Company.

   The consequences of termination under Mr. Antonini's Employment Agreement are generally the same as for the other named executive officers above, except that, among other things, upon termination of employment for any reason, Mr. Antonini will receive benefits under the SERP and other plans in accordance with their terms without regard to any Section 280G cap contained in the Code, and Mr. Antonini is entitled to receive full severance in the event of a resignation for "good reason" (defined as a diminution of Mr. Antonini's status or duties or a good faith dispute with the Board of Directors over the Company's business plan or policies).


                REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors makes recommendations to the Board of Directors regarding compensation of the Company's executive officers. The philosophy of the Compensation Committee is that the Company maintains an executive compensation program to help the Company attract, retain and motivate the executive resources it needs to maintain its industry leadership and maximize returns to shareholders. Key to the executive compensation program are initiatives which vary rewards with performance and build a foundation for stock ownership commitments by executives. Variable compensation programs are an important component of reward systems throughout the Company and compensation for all employees will vary, to some degree, based on Company performance. The Compensation Committee consists of four directors, none of whom is a current or former employee of the Company or its subsidiaries.

     The Omnibus Budget Reconciliation Act of 1993 provides a limitation on the ability of a publicly held corporation to receive a federal income tax deduction on compensation in excess of $1,000,000 paid in any year to the Chief Executive Officer or any other named executive officer of the Company, subject to certain exceptions. The Compensation Committee will consider ways to maintain the tax deductibility of executive compensation while retaining the discretion the Compensation Committee needs to compensate executive officers in a manner commensurate with performance and to provide the incentives and motivations which it believes should be in place for the benefit of the Company in the competitive environment for executive talent.

EXECUTIVE COMPENSATION PROGRAM POLICIES

     To achieve its stated goal, the Company has developed the following executive compensation policies:

     (i) The Company will provide levels of executive compensation that are competitive with those provided by the Company's competitors (as defined below);

     (ii) The Company will provide incentive compensation for executives that varies in a consistent and predictable manner with the financial performance of the Company; and

    (iii) The Company will provide programs which enable executives to achieve significant ownership positions to reinforce the link between executive and shareholder interests.

SALARY AND BONUS

     To attract and retain well-qualified executives, it is the Compensation Committee's policy to establish base salaries at levels and provide benefit packages that are considered to be competitive. Base salaries of senior executives are determined by the Compensation Committee by comparing each executive's position with similar positions in companies of similar type, size and financial performance. Although some of the companies included in the peer index used in the graph of cumulative total shareholder return are among the companies that the Company uses for comparison, the Company's analysis is not limited to those companies since the Company competes for talent with a wide range of corporations. In general, the Compensation Committee has targeted salaries to be at the median of base salaries paid for comparable positions by the comparable companies. Other factors considered by the Compensation Committee are the executive's performance, the executive's current compensation and the Company's performance. Although the Compensation Committee does not give specific weight to any particular factor, the most weight is given to the executive's performance and a significant but lesser weight generally is given to the comparative data. The last competitive study performed for the Company's executive officers was completed in December of 1996. At that time, base salary levels of the executive officers were, on average, slightly below the median, while cash bonus levels were uniformly below the median level of those paid by comparable companies. As a result of this study, the Compensation Committee decided to increase the potential opportunity levels under the LTIP starting with the payout for the 1995-1997 three-year plan. With this change, the Compensation Committee believed that the total compensation packages of the executive officers reflect both corporate and individual results and were competitive as compared to comparable companies.

INCENTIVE COMPENSATION

     The Company's incentive plans are designed to ensure that incentive compensation varies in a consistent and predictable manner with the Company's financial performance.

     The LTIP provides awards based on achievement of performance goals measuring return on shareholders' equity over a three-year period. For the three-year period 1996-1998, the Company's ROE exceeded the target goal and the awards were paid accordingly. In December 1994, to more closely link executive compensation with shareholder interests, the Committee amended the LTIP, and awards are paid 70% in Company Common Stock. This change took effect starting with the LTIP award paid in 1995 for the three-year period 1992-1994.

     The Annual Incentive Plan bases its payout on performance against objective annual performance goals, including the combined loss and expense ratio of the Company's property and casualty insurance group, the Company's earnings per share and other objective criteria. The Compensation Committee approves the objective performance goals each year before the commencement of the calendar year to which they relate. For the Chief Executive Officer and the other named executive officers, awards under the Annual Incentive Plan for 1998 were weighted against actual Company performance with 15% based on written premium, 35% based on combined loss and expense ratio and 50% based on earnings per share. For 1998, the Company's result for written premium was below the minimum goal, while the Company achieved the maximum goal for the combined loss and expense ratio and exceeded the target goal for the earnings per share. Therefore the payouts under the Annual Incentive Plan were made accordingly.

STOCK OPTIONS AND EQUITY-BASED INCENTIVE PLANS

     Awards under the Company's stock option and equity-based incentive plans are designed to encourage long-term investment in the Company by participating executives, more closely align executive and shareholder interests and reward executives and other key employees for building shareholder value. The Compensation Committee believes stock ownership by management has been proven to be beneficial, and stock awards have been granted by the Company to executives and other key employees pursuant to various equity-based plans for several decades. The Compensation Committee administers all aspects of these plans.

     Under the Company's stock option plans, the Compensation Committee may grant to executives and other key employees options to purchase shares of stock. The Compensation Committee reviews, modifies (to the extent appropriate) and takes final action as to the key employees to be granted options and the amount, timing, price and other terms of the options. All of the options granted have been non-qualified options with an exercise price equal to the market price of Common Stock on the date of the grant.

     In determining the number of options to be awarded to an executive, the Compensation Committee considers the recommendations of management, the individual performance of the executive and the number of shares previously awarded to and exercised by the executive. As a general practice, the number of shares granted increases as the level of an executive's responsibility increases.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer's compensation is based upon the policies and objectives discussed above.

     In February 1998 the Compensation Committee increased Mr. Antonini's base salary by $50,000 to $613,200. Since 1994, Mr. Antonini's salary was frozen at $563,200. In conjunction with the salary freeze, the Compensation Committee recommended the award of 100,000 stock options (pre-1998 stock split) to Mr. Antonini under the Company's Non-Qualified Stock Option Plan on May 5, 1995, with an exercise price equal to the market price on that date. Mr. Antonini and the other named executive officers covered by Employment Agreements voluntarily waived annual salary increase guarantees for the period 1995 through 1997 under the Employment Agreement, unless a change in control or termination occurs which would reinstate the guarantee.

     Mr. Antonini's cash bonus of $267,975 for 1998 was consistent with measurement of the Company's performance on written premium, combined ratio and earnings per share under the terms of the Annual Incentive Plan. Mr. Antonini and the other executives covered by Employment Agreements had agreed to voluntarily waive provisions guaranteeing awards under the Annual Incentive Plan for 1992 and future years, unless a change in control or termination occurs which would reinstate the guarantee. Mr. Antonini received an award of $318,161 under the LTIP in 1998. This award was paid 70% in the Company's Common Stock and 30% in cash. Mr. Antonini and the other executives covered by Employment Agreements have voluntarily waived provisions guaranteeing LTIP awards for 1993 and future years, unless a change in control or termination of employment occurs which would reinstate the guarantee. The waiver of guarantees enhances the relationship between the performance of the Company and future earnings of the executives, and provides linkage with the incentive programs for all employees.

     As approved by the Company's shareholders on April 30, 1998, the Company granted Mr. Antonini an option to purchase 750,000 shares of Common Stock on February 23, 1998 pursuant to the Company's Stock Option Plan of 1998. The option price is $24.00 per share. Except for limited circumstances described below, Mr. Antonini cannot exercise the option unless the closing price of the Company's Common Stock equals or exceeds $48.00 per share for at least 10 trading days on or before February 23, 2003. The option also is exercisable, regardless if the $48.00 per share stock price condition is met, if the Company terminates Mr. Antonini's employment without "cause," if Mr. Antonini terminates his employment for "good reason" or in the event of a "change in control" of the Company.

    All actions and recommendations of the Compensation Committee attributable to 1998 compensation were unanimous and all recommendations were approved and adopted by the Board of Directors without modification.

                              Respectfully submitted,

                              Joseph A. Parini
                              John C. Canepa
                              Arthur E. Hall
                              Michael de Havenon


           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Richard L. Antonini is a Director of Old Kent Financial Corporation and Old Kent Bank. The Company has various banking relationships with Old Kent Bank including lending accounts, all of which have been entered into in the regular course of business.

     Kayne Anderson Investment Management, LLC, and KAIM Non-Traditional, L.P. (collectively "Kayne Anderson"), holders of more than 5% of the Company's outstanding Common Stock, have investment advisory agreements with the Company. During 1998, Kayne Anderson earned $961,727 in fees under these agreements. Mr. Richard A. Kayne, a director of the Company, is the majority stockholder (through KA Holdings, Inc.), President, Chief Executive Officer and a director of Kayne Anderson Investment Management, Inc., the General Partner and majority owner of KAIM Non-Traditional, L.P. Mr. Kayne is also administrative manager and majority member of Kayne Anderson Investment Management, LLC, and the majority stockholder, President, Chief Executive Officer and a director of K.A. Associates, Inc., a registered broker dealer. During 1998, the Company paid K.A. Associates, Inc., approximately $114,908 as commissions for executing certain securities transactions for the Company.

                   STOCK PERFORMANCE GRAPH<Fa><Fb>

     The following graph below summarizes the cumulative total shareholder return on the Company's Common Stock compared to the Standard & Poor's 500 Index and the Standard & Poor's Insurance (PPTY-
CAS) as of December 31 of the applicable year. The graph assumes an investment of $100 on December 31, 1993. The Standard & Poor's 500 Stock Index is a broad equity market index published by Standard & Poor's. The index of peer companies was constructed by Standard & Poor's and consists of the companies listed in footnote (a) to the graph below. In constructing the peer index, the return of each peer group company was weighted according to its respective stock market capitalization at the beginning of each period indicated.



                 COMPARISON OF FIVE-YEAR CUMULATIVE
                      TOTAL SHAREHOLDER RETURN


                              [CHART]








_____________________

<Fa> The new index of peer companies consists of:  Allstate Corp.; Chubb
     Corp.; Cincinnati Financial Corp.; Loews Corp.; MGIC Investment Corp.; Progressive Corp.-Ohio; Safeco Corp.; and St. Paul
     Companies.

<Fb> The old index of peer companies consisted of:  20th Century
     Industries; Ace Limited; Allmerica Financial Corp.; Allstate Corp.; American Financial Group, Inc.; Berkley (WR) Corp.; Chubb Corp.; Cincinnati Financial Corp.; Fremont Corp.; Frontier Insurance Group, Inc.; Gainsco, Inc.; General RE Corp.; Hartford Financial Services Group, Inc.; HSB Group, Inc.; Markel Corp.; Mercury General Corp.; NAC RE Corp.; Ohio Casualty Corp.; Old Republic International Corp.; Orion Capital Corp.; Progressive Corp.-Ohio; Safeco Corp.; Selective Insurance Group, Inc.; St. Paul Companies; Transatlantic Holdings, Inc.; and USF&G Corp.

     The dollar values for total shareholder return plotted in the graph above are shown in the table below:

                                                               S&P
                                 FOREMOST       S&P         INSURANCE
FISCAL YEAR-END                CORPORATION   500 INDEX      (PPTY-CAS)
---------------                -----------   ---------      ---------
December 31, 1993. . . . .       $100.00      $100.00         $100.00
December 31, 1994. . . . .        107.09       101.32          104.90
December 31, 1995. . . . .        156.00       139.40          142.02
December 31, 1996. . . . .        187.99       171.40          172.58
December 31, 1997. . . . .        222.64       228.59          251.04
December 31, 1998. . . . .        204.53       293.91          233.59

  RATIFICATION OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS FOR 1999
             (PROPOSAL NUMBER 2 ON THE ENCLOSED PROXY CARD)

     The Board of Directors has reappointed the firm of BDO Seidman, LLP, as independent auditors of the Company for the year ending
December 31, 1999.

     BDO Seidman, LLP, has audited the Company and its subsidiaries since 1967. It is anticipated that representatives of BDO Seidman, LLP, will be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders. In the event of a negative vote on this proposal, the Board of Directors may allow their resolution appointing BDO Seidman, LLP, as independent auditors of the Company for 1999 stand unless the Board finds other compelling reasons for making a change. Disapproval of this resolution will be considered as advice to the Board to select other independent auditors for the year beginning January 1, 2000.

          YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
      FOR RATIFICATION OF THE REAPPOINTMENT OF BDO SEIDMAN, LLP


        SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of shares of Common Stock of the Company. Directors, officers and greater than 10% holders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company or written representations from certain reporting persons, the Company believes that its officers and directors complied with all applicable filing requirements during the Company's last fiscal year.

                       SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the 2000 Annual Meeting of Shareholders and that a shareholder would like to have included in the proxy statement and form of proxy relating to that meeting must be received by the Company for consideration not later than November 25, 1999, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Such proposals of shareholders should be made in accordance with Securities and Exchange Commission Rule 14a-8 and should be addressed to the attention of the Secretary of the Company, Post Office Box 2450, Grand Rapids, Michigan 49501. All other proposals of shareholders that are intended to be presented at the Annual Meeting of Shareholders in the Year 2000 must be received by the Company not later than December 31, 1999 or they will be considered untimely.


                     AVAILABILITY OF FORM 10-K

     The Company will furnish without charge to each shareholder receiving a proxy statement, upon the written request of such person, a copy of the Company's Annual Report for 1998 on Form 10-K, including the financial statements and schedules thereto required to be filed with the Securities and Exchange Commission. Written requests for such copies should be directed to Ms. Cathy O'Brien, Corporate Legal Assistant, Foremost Corporation of America, P.O. Box 2450, Grand Rapids, Michigan 49501.


                      SOLICITATION OF PROXIES

     Solicitation of proxies will be made initially by mail. In addition, directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone or facsimile or personally without additional compensation. Proxies may be solicited by nominees and other fiduciaries who mail materials to or otherwise communicate with the beneficial owners of shares held by them. The

Company will bear all costs of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees or other nominees for forwarding proxy materials to beneficial owners.

                              By Order of the Board of Directors

                              Paul D. Yared
                              Senior Vice President, Secretary
                              and General Counsel

March 24, 1999